Exhibit 4.9

CALATLANTIC GROUP, INC.

TWENTY-SECOND SUPPLEMENTAL INDENTURE

This Twenty-Second Supplemental Indenture, dated as of October 1, 2015 (the “Twenty-Second Supplemental Indenture”), is entered into by and among CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.), a Delaware corporation (the “Company”), the Subsidiaries of the Company party hereto (each, a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”) and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association, Bank One Trust Company, N.A. and The First National Bank of Chicago), as trustee (the “Trustee”);

W I T N E S S E T H:

WHEREAS, The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 1, 1999 (the “Base Indenture”), providing for the issuance from time to time of its notes and other evidences of senior debt securities, to be issued in one or more series as therein provided;

WHEREAS, the Company authorized the issuance of (i) $300,000,000 of its 8 3/8% Senior Notes due 2018 (the “Initial Notes”) pursuant to the Fourteenth Supplemental Indenture, dated as of May 3, 2010, by and among the Company, the Guarantors party thereto and the Trustee (the “Fourteenth Supplemental Indenture”) and (ii) $275,000,000 of its 8 3/8% Senior Notes due 2018 (together with the Initial Notes, the “Notes”) pursuant to the Fifteenth Supplemental Indenture, dated as of December 22, 2010, by and among the Company, the Guarantors party thereto and the Trustee (the “Fifteenth Supplemental Indenture”; the Base Indenture, as amended, supplemented or otherwise modified prior to the date hereof, including pursuant to the Fourteenth Supplemental Indenture and the Fifteenth Supplemental Indenture, the “Indenture”);

WHEREAS, the Guaranteeing Subsidiaries unconditionally guarantee on a senior unsecured basis the obligations of The Ryland Group, Inc., a Maryland corporation (“Ryland”), under certain notes (the “Ryland Notes”) issued by Ryland under the Indenture, dated as of June 28, 1996, by and among Ryland, the Guaranteeing Subsidiaries and The Bank of New York Mellon Trust Company, N.A., as trustee (as amended or supplemented, the “Ryland Indenture”);

WHEREAS, on the date hereof, Ryland is merging with and into the Company, and the Company is assuming all obligations of Ryland under the Ryland Indenture and the Ryland Notes;

WHEREAS, Section 6.07 of the Fourteenth Supplemental Indenture provides that, if any of the Company’s Restricted Subsidiaries guarantee other notes issued by the Company under an indenture, such Restricted Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiaries shall guarantee the Notes on the same terms as the guarantee of such other notes;

WHEREAS, pursuant to Section 9.01 of the Base Indenture and Section 9.01 of the Fourteenth Supplemental Indenture, the Trustee is authorized to execute and deliver this Twenty-Second Supplemental Indenture;

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Capitalized Terms. Capitalized terms used but not defined in this Twenty-Second Supplemental Indenture shall have the meanings ascribed to them in the Fourteenth Supplemental Indenture, as supplemented by the Fifteenth Supplemental Indenture.

ARTICLE TWO

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.01. Agreement to be Bound. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Fourteenth Supplemental Indenture, as supplemented by the Fifteenth Supplemental Indenture, as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Fourteenth Supplemental Indenture, as supplemented by the Fifteenth Supplemental Indenture.

SECTION 2.02. Guarantee. Each of the Guaranteeing Subsidiaries agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably guarantee on a senior basis to each Holder of the Notes and the Trustee that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Maturity, by acceleration, by redemption or otherwise and interest on the overdue principal, if any, and interest on any interest of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated Maturity, by acceleration, by redemption or otherwise, subject, however, to the limitations set forth in Section 11.04 of the Fourteenth Supplemental Indenture, as supplemented by the Fifteenth Supplemental Indenture.

ARTICLE THREE

MISCELLANEOUS

SECTION 3.01. Governing Law. The laws of the State of New York shall govern this Twenty-Second Supplemental Indenture.

SECTION 3.02. No Adverse Interpretation of Other Agreements. This Twenty-Second Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Twenty-Second Supplemental Indenture.

SECTION 3.03. No Recourse Against Others. A director, officer, employee, controlling person, manager or equity holder, as such, of the Company or a Guaranteeing Subsidiary shall not have any liability for any obligations of the Company or such Guaranteeing Subsidiary under this Twenty-Second Supplemental Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.

SECTION 3.04. Successors and Assigns. All covenants and agreements of the Company and the Guaranteeing Subsidiaries in this Twenty-Second Supplemental Indenture shall bind their successors and assigns. All agreements of the Trustee in this Twenty-Second Supplemental Indenture shall bind its successors and assigns.

SECTION 3.05. Duplicate Originals. The parties may sign any number of copies of this Twenty-Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 3.06. Severability. In case any one or more of the provisions contained in this Twenty-Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Twenty-Second Supplemental Indenture.

SECTION 3.07. Amendment and Modification. This Twenty-Second Supplemental Indenture may be amended, modified, or supplemented only by written agreement of each of the parties hereto.

SECTION 3.08. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, and the Trustee assumes no responsibility for their correctness.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this Twenty-Second Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

CALATLANTIC GROUP, INC.

By:	/s/ John P. Babel
Name:	John P. Babel
Title:	Executive Vice President, General Counsel & Secretary

RYLAND ORGANIZATION COMPANY
THE RYLAND GROUP

By:	/s/ Timothy J. Geckle
Name:	Timothy J. Geckle
Title:	Senior Vice President & Secretary

RH BUILDERS OF INDIANA, INC.
RH INVESTMENT OF INDIANA, INC.
RYLAND COMMUNITIES, INC.
RYLAND HOMES INVESTMENT-TEXAS, INC.
RYLAND HOMES OF TEXAS, INC.
RYLAND HOMES OF ARIZONA, INC.
RYLAND HOMES OF CALIFORNIA, INC.
RYLAND ORGANIZATION COMPANY
THE REGENCY ORGANIZATION, INC.
THE RYLAND CORPORATION

By:	/s/ Peter G. Skelly
Name:	Peter G. Skelly
Title:	President

[Signature Page – Twenty-Second Supplemental Indenture]

RH OF INDIANA, L.P.

By:	RH Builders of Indiana, Inc., its General Partner

By:	/s/ Peter G. Skelly
Name:	Peter G. Skelly
Title:	President

RH OF TEXAS LIMITED PARTNERSHIP

By:	Ryland Homes of Texas, Inc., its General Partner

By:	/s/ Peter G. Skelly
Name:	Peter G. Skelly
Title:	President

RYLAND HOMES OF NEVADA, LLC

By:	The Ryland Group, Inc., its Sole Member

By:	/s/ Peter G. Skelly
Name:	Peter G. Skelly
Title:	Executive Vice President & Chief Operating Officer

[Signature Page – Twenty-Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valère Boyd
Name:	Valère Boyd
Title:	Vice President

[Signature Page – Twenty-Second Supplemental Indenture]